UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the merger based on the historical financial statements and accounting records of Colony and SouthCrest after giving effect to the merger, including the expected issuance of 3,987,898 shares of Colony common stock to SouthCrest’s shareholders pursuant to the merger agreement, and the merger-related pro forma adjustments as described in the notes below. The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting. Under this method, SouthCrest’s assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Colony. Any difference between the purchase price for SouthCrest and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Colony in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of Colony issued after the acquisition will reflect the results attributable to the acquired operations of SouthCrest beginning on the date of completion of the acquisition.
The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as “transaction accounting adjustments,” and allows, but does not require, presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as “management’s adjustments.” Colony has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information. Pro forma adjustments are included only to the extent they are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Colony’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.
The unaudited pro forma combined consolidated balance sheet combines the historical consolidated balance sheets of Colony and SouthCrest, giving effect to the merger as if it had been consummated on June 30, 2021. The unaudited pro forma combined consolidated statements of income for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of income of Colony and SouthCrest, giving effect to the merger as if it had been consummated on January 1, 2020.
The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma income statement information does not include anticipated cost savings or revenue enhancements, which management believes will result from combining certain operating procedures, nor does it include one-time merger-related expenses which will be expensed against income.
Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Colony’s consolidated statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to SouthCrest’s shareholders’ equity, including results of operations from June 30, 2021 through the date the merger is completed will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited transaction accounting adjustments presented herein. The pro forma calculations, shown herein, assume a closing price for Colony common stock of $15.60, which represents the closing price of Colony common stock on June 30, 2021.

The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.
The unaudited pro forma condensed combined consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of Colony and SouthCrest which are included with this joint proxy statement/prospectus or incorporated by reference herein.
The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Colony common stock or the actual or future results of operations of Colony for any period. Actual results may be materially different than the pro forma information presented.

COLONY BANKCORP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2021
(all amounts are in thousands)

	Colony Historical	SouthCrest Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and due from banks	$16,897	$8,274	$(30,497)	A	$(5,326)
Fed Funds sold	4,208	5,224	—		9,432
Interest-bearing deposits in banks	125,161	38,802	—		163,963
Cash and cash equivalents	146,266	52,300	(30,497)		168,069
Investment securities available for sale, at fair value	469,714	317,766	(234)	B	787,246
Other investments, at cost	2,703	6,696	—		9,399
Loans held for sale	30,910	—	—		30,910
Loans	1,022,618	305,936	(4,331)	C	1,324,223
Allowance for loan losses	(12,871)	(3,696)	3,696	D	(12,871)
Loans, net	1,009,747	302,240	(635)		1,311,352
Premises and equipment	32,689	8,409	593	E	41,691
Other real estate owned	270	516	50	F	836
Goodwill	15,992	—	33,617	G	49,609
Other intangible assets	1,929	1,032	2,993	H	5,954
Bank-owned life insurance	31,805	23,291	—		55,096
Other assets	13,493	6,036	2,310	I	21,839
Total Assets	$1,755,518	$718,286	$8,197		$2,482,001
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits
Noninterest-bearing	$393,677	$133,797	$—		527,474
Interest-bearing	1,148,537	482,687	638	J	1,631,862
Total deposits	1,542,214	616,484	638		2,159,336
Federal Home Loan Bank advances	22,500	30,000	(936)	K	51,564
Paycheck Protection Program Liquidity Facility	—	—	—		—
Other borrowings	37,292	7,716	—		45,008
Other liabilities	6,618	2,897		K	9,515
Total Liabilities	1,608,624	657,097	(298)		2,265,423
Stockholders' equity:
Preferred stock	—	5,630	(5,630)	L	—
Common stock	9,499	6,379	(2,391)	L,M	13,487
Paid in capital	43,232	60,724	6,670	L,M,O	110,626
Retained earnings (Accumulated deficit)	91,963	(11,314)	9,616	O	90,265
Accumulated other comprehensive income, net of taxes	2,200	5,418	(5,418)	P	2,200
Treasury stock	—	(5,648)	5,648	Q	—
Total stockholders' equity	146,894	61,189	8,495		216,578
Total liabilities and stockholders' equity	$1,755,518	$718,286	$8,197		$2,482,001

__________________
A.Includes cash consideration paid to SouthCrest, the cash out value of 252,500 stock options with a weighted average exercise price of $7.22 and 173,500 phantom shares (both cashed out at $10.45 per share), and SouthCrest transaction costs.
B.Reflects purchase accounting adjustment to record SouthCrest’s securities at fair value
C.Reflects purchase accounting adjustment to record SouthCrest’s loans at fair value
D.In accordance with purchase accounting guidance, SouthCrest’s allowance for loan losses has been eliminated.
E.Adjustment to property and equipment to reflect the estimated fair value of acquired premises and equipment, net.
F.Adjustment to other real estate owned to reflect the estimated fair value.
G.Adjustment to record estimated goodwill associated with the merger.
H.Adjustment to eliminate the historical SouthCrest other intangibles and record an estimated core deposit intangible of $4.03 million related to the merger.
I.Adjustment to eliminate the deferred tax liabilities related to the merger.
J.Adjustment to time deposits to reflect estimated fair value.
K.Adjustment to FHLB Advances to reflect the estimated fair value.
L.Adjustment to reflect the conversion of SouthCrest’s Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis. SouthCrest repurchased $4.0 million or 412,371 shares of Series D convertible preferred stock in Q1 2021.
M.Adjustments to common stock to eliminate SouthCrest common stock of $0.3 million par value and record the issuance of Colony common stock to SouthCrest common shareholders of $4.0 million par value
N.Adjustments to paid in capital to eliminate SouthCrest's capital surplus of $60.7 million and record the issuance of Colony common stock in excess of par value to SouthCrest common shareholders of $55.8 million.
O.Adjustment to eliminate SouthCrest's accumulated deficit of ($11.9) million offset by purchase accounting adjustments included herein.
P.Adjustment to eliminate SouthCrest's accumulated other comprehensive gain of $5.4 million.
Q.Adjustment to eliminate SouthCrest's treasury stock of $5.6 million.

COLONY BANKCORP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(all amounts are in thousands)

	Colony Historical	SouthCrest Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest income
Loans, including fees	$27,672	$7,496	$20	A	$35,188
Deposits with other banks and short term investments	98	21	—		119
Investment securities	3,591	3,421	—	B	7,012
Total interest income	31,361	10,938	20		42,319
Interest expense
Deposits	1,223	1,044	—		2,267
Interest on borrowed funds	838	308	—		1,146
Total interest expense	2,061	1,352	—		3,413
Net interest income	29,300	9,586	20		38,906
Provision for loan losses	500	—	—	C	$500
Net interest income after provision for loan losses	28,800	9,586	20		38,406
Noninterest income
Service charges on deposit accounts	2,486	754	—		3,240
Mortgage fee income	7,000	—	—		7,000
(Loss) gain on sale of securities	137	1,464	—		1,601
BOLI income	430	281	—		711
Other noninterest income	6,299	803	—		7,102
Total noninterest income	16,352	3,302	—		19,654
Noninterest expense
Salaries and employee benefits	20,081	4,629	—		24,710
Occupancy and equipment	2,571	929	—	D	3,500
Amortization of intangibles	342	58	201	E	601
Acquisition related expenses	1,040	431	7,356	F	8,827
Other noninterest expense	9,185	2,657	—		11,842
Noninterest expense	33,219	8,704	7,557		49,480
Income before income taxes	11,933	4,184	(7,537)		8,580
Income taxes	3,016	804	(1,884)	G	1,936
Net Income	$8,917	$3,380	$(5,653)		$6,644
Net income per share of common stock
Basic	$0.94	$0.45			$0.49
Diluted	$0.94	$0.43			$0.49
Weighted average shares outstanding, basic	9,498,783	7,516,464	3,987,898	H	13,486,681
Weighted average shares outstanding, diluted	9,498,783	7,787,366	3,987,898	H	13,486,681
__________________
A.Adjustment to interest income to record the estimated accretion for the net discount on acquired loans and leases.
B.Estimated fair value adjustments would not have a material impact on the income stream of the security portfolio.

C.The provision for loan losses is eliminated and included in the loan fair value adjustment. Provision based on new loan production considered immaterial.
D.Estimated fair value adjustments would not have a material impact on depreciation expense based on the assets remaining useful life.
E.Estimate of amortization of the core deposit intangible based on the amount estimated for SouthCrest, amortized on an accelerated basis over 10 years. Additionally, SouthCrest’s core deposit intangible amortization associated with prior acquisitions was eliminated.
F.Adjustment to reflect combined pre-tax merger-related transaction costs of $7.7 million.
G.Income taxes were adjusted to reflect the tax effects of SouthCrest being taxed using Colony’s federal and statutory rate of 25%.
H.Adjustments to weighted-average shares of Colony common stock outstanding to eliminate weighted-average shares of SouthCrest common stock outstanding and record shares of Colony common stock outstanding, calculated using an exchange ratio of 0.7318 per share for 72.5% of SouthCrest's shares (stock consideration). SouthCrest outstanding common stock includes restricted shares and assumes the conversion of SouthCrest’s Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis.

COLONY BANKCORP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2020
(all amounts are in thousands, except per share data)

	Colony Historical	SouthCrest Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest income
Loans, including fees	$55,550	$16,330	$133	A	$72,013
Deposits with other banks and short term investments	438	161	—		599
Investment securities	7,137	5,335	—	B	12,472
Total interest income	63,125	21,826	133		85,084
Interest expense
Deposits	5,599	2,221	—		7,827
Interest on borrowed funds	2,281	669	—		2,943
Total interest expense	7,880	2,890	—		10,770
Net interest income	55,245	18,936	133		74,314
Provision for loan losses	6,558	600	(600)	C	6,558
Net interest income after provision for loan losses	48,687	18,336	733		67,756
Noninterest income
Service charges on deposit accounts	5,293	1,436	—		6,729
Mortgage fee income	9,149	—	—		9,149
Gain on sale of securities	926	1,782	—		2,708
BOLI income	743	553	—		1,296
Other noninterest income	8,133	1,678	—		9,811
Total noninterest income	24,244	5,449	—		29,693
Noninterest expense
Salaries and employee benefits	34,141	9,328	—		43,469
Occupancy and equipment	5,311	1,958	—	D	7,269
Amortization of intangibles	785	23	394	E	1,202
Acquisition related expenses	862	—	7,732	F	8,594
Other noninterest expense	17,202	4,961	—		22,163
Noninterest expense	58,301	16,270	8,126		82,697
Income before income taxes	14,630	7,515	(7,392)		14,753
Income taxes	2,815	1,321	(1,552)	G	2,584
Net Income	$11,815	$6,194	$(5,840)		$12,169
Net income per share of common stock
Basic	$1.24	$0.79			$0.90
Diluted	$1.24	$0.79			$0.90
Weighted average shares outstanding, basic	9,498,783	7,846,683	3,987,898	H	13,661,880
Weighted average shares outstanding, diluted	9,498,783	7,874,273	3,987,898	H	13,661,880
__________________
A.Adjustment to interest income to record the estimated accretion for the net discount on acquired loans and leases.
B.Estimated fair value adjustments would not have a material impact on the income stream of the security portfolio.
C.The provision for loan losses is eliminated and included in the loan fair value adjustment. Provision based on new loan production considered immaterial.

D.Estimated fair value adjustments would not have a material impact on depreciation expense based on the assets remaining useful life.
E.Estimate of amortization of the core deposit intangible based on the amount estimated for SouthCrest, amortized on an accelerated basis over 10 years. Additionally, SouthCrest’s core deposit intangible amortization associated with prior acquisitions was eliminated.
F.Adjustment to reflect combined pre-tax merger-related transaction costs of $7.7 million.
G.Income taxes were adjusted to reflect the tax effects of SouthCrest being taxed using Colony’s statutory rate of 21% for 2020.
H.Adjustments to weighted-average shares of Colony common stock outstanding to eliminate weighted-average shares of SouthCrest common stock outstanding and record shares of Colony common stock outstanding, calculated using an exchange ratio of 0.7318 per share for 72.5% of SouthCrest's shares (stock consideration). SouthCrest outstanding common stock includes restricted shares and assumes the conversion of SouthCrest’s Series D & Series AAA convertible preferred stock into common stock on a 1:1 basis.